                                                                    EXHIBIT 23.3

                         [Letterhead of Arthur Andersen]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 2000 included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                  /s/ Arthur Andersen LLP


Vienna, Virginia
April 6, 2000